                                 LEASE AGREEMENT

                                 BY AND BETWEEN

                       160 RARITAN CENTER PARKWAY, L.L.C.,
                     a New Jersey Limited Liability Company,
                                   "Landlord"

                                      -and-

                               MAJESCO SALES, INC.
                            a New Jersey corporation,

                                    "Tenant"



                    PREMISES:     160 Raritan Center Parkway
                                  Suite A, B and C
                                  Lot 16, Block 390.C
                                  Edison, New Jersey 08817


                    PREPARED BY:  ROBERT K. BROWN, ESQ.


                    DATED:        February 2, 1999

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                                TABLE OF CONTENTS
                                -----------------

Article                                                                     Page
-------                                                                     ----

1.       LEASED PREMISES.......................................................4
2.       TERM OF LEASE.........................................................4
3.       RENT..................................................................5
4.       CONDITION OF LEASED PREMISES..........................................6
5.       USE...................................................................6
6.       REPAIRS AND MAINTENANCE...............................................6
7.       UTILITIES.............................................................7
8.       TAXES.................................................................7
9.       INSURANCE.............................................................8
10.      SIGNS.................................................................9
11.      FIXTURES.............................................................10
12.      GLASS................................................................10
13.      ASSIGNMENT AND SUBLETTING............................................10
14.      FIRE AND CASUALTY....................................................12
15.      COMPLIANCE WITH LAWS, RULES AND REGULATIONS..........................13
16.      INSPECTION BY LANDLORD...............................................14
17.      DEFAULT BY TENANT....................................................15
18.      LIABILITY OF TENANT FOR DEFICIENCY...................................17
19.      NOTICES..............................................................17
20.      NON-WAIVER BY LANDLORD...............................................17
21.      RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS.................17
22.      NON-LIABILITY OF LANDLORD............................................18
23.      WARRANTY OF TITLE....................................................18
24.      RESERVATION OP EASEMENT..............................................18
25.      AIR, GROUND AND WATER POLLUTION......................................18
26.      FINANCIAL INFORMATION................................................18
27.      FORCE MAJEURE........................................................19
28.      STATEMENTS BY LANDLORD AND TENANT....................................19
29.      CONDEMNATION.........................................................19
30.      QUIET ENJOYMENT......................................................20
31.      SURRENDER OF PREMISES................................................20
32.      INDEMNITY............................................................20
33.      SHORT_ FORM LEASE....................................................21
34.      LEASE CONSTRUCTION...................................................21
35.      BIND AND INURE CLAUSE................................................21
36.      DEFINITIONS..........................................................21
37.      NET RENT.............................................................21
38.      DEFINITION OF TERM OF "LANDLORD".....................................22
39.      COVENANTS OF FURTHER ASSURANCES......................................22
40.      LANDLORD'S REMEDIES..................................................22
41.      COVENANT AGAINST_LIENS...............................................23
42.      BROKERAGE............................................................23
43.      SUBORDINATION OF LEASE...............................................23

                                Table of Contents
                                -----------------

                                   (continued)

Article                                                                     Page
-------                                                                     ----

44.      MUTUAL PARKING.......................................................23
45.      LIMIT OF LANDLORD'S LIABILITY........................................23
46.      ADJUSTMENT OF TENANT'S PERCENTAGE....................................24
47.      SURVIVAL OF OBLIGATION...............................................24
48.      SECURITY.............................................................24
49.      EXECUTION AND DELIVERY...............................................24
50.      GUARANTY.............................................................24




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                                 REFERENCE DATA
                                 --------------

The following definitions shall be applicable for all purposes of this Lease, wherever the same are initially capitalized:

Additional Rent:    See Article 3.2.

Building:           160 Raritan Center Parkway, Edison, New Jersey, containing approximately 133,412 gross rentable square feet.

Commencement Date:  May 1, 1999, subject to the provisions of Article 2.2.

Expiration Date:    July 31, 2009, subject to the provisions of Article 2.2.

Leased Premises: The premises shown on the floor plan annexed to this Lease as Schedule "A", which Leased Premises are deemed to have a gross rentable area of 21,250 square feet, together with all fixtures and equipment now. or hereafter attached thereto.

Base Rent:  See Article 3.1.

Property: The Property described by metes and bounds on Schedule "A-1" of the lease.

Rent:  All Base Rent and Additional Rent payable by Tenant under this lease.

Tenant's Percentage:  15.93%) subject to the provisions of Article 46.

Tenant's Plan: The plans and specifications which shall be annexed to the lease as Schedule "B".

Term:  Ten (10) years, and three (3) months.



                                           160 RARITAN CENTER PARKWAY, L.L.C.


                                           By:          /s/ Joshua Adler
                                              ----------------------------------
                                                 Joshua Adler, Managing Member



                                           MAJESCO SALES, INC.


                                           By:          /s/ Jesse Sutton
                                              ----------------------------------

     THIS AGREEMENT ("Lease"), made the 2nd day of February, 1999, by and between 160 RARITAN CENTER PARKWAY, L.L.C., a New Jersey Limited Liability Company, with offices at 3000 Hadley Road, South Plainfield, New Jersey 07080, ("Landlord"); and MAJESCO SALES, INC., a New Jersey Corporation, about to have an office at 160 Raritan Center Parkway, Edison, New Jersey 08817, ("Tenant").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Landlord owns certain lands and premises in the Township of Edison, County of Middlesex and State of New Jersey, which are commonly known as 160 Raritan Center Parkway ("Property"), all as more particularly referred to and described by metes and bounds on Schedule "A-I" annexed hereto and made a part hereof; and

     WHEREAS, Landlord has constructed an office/warehouse building containing approximately 133,412 square feet (the "Building") on the Property, of which Building Tenant shall occupy approximately 21,250 square feet, outside outside dimensions to center line of common wall (the "Leased Premises"), all in accordance with the terms and conditions hereinafter mentioned and the considerations herein expressed.

     NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that for the rents reserved, the mutual considerations herein and the parties mutually intending to be legally bound hereby, Landlord does demise, lease and let unto Tenant and Tenant does rent and take from Landlord the Leased Premises as described in
Article 1, and Landlord and Tenant do hereby mutually covenant and agree as follows:

     1. LEASED PREMISES

         1.1 The Leased Premises shall consist of approximately 21,250 square feet of the Building, based on outside outside dimensions to center line of common wall, as said Building is located on the Property, together with all improvements therein and together with all easements, improvements, tenements, appurtenances, hereditaments, fixtures and rights and privileges appurtenant thereto. The Leased Premises are shown on the plan annexed hereto and made a part hereof as Schedule "A".

         1.2 "Tenant's Percentage", for all lease purposes, is hereby deemed to be 15.93%.

     2. TERM OF LEASE

         2.1 Landlord leases unto Tenant and Tenant hires the Leased Premises for the Term, to commence on or about May 1, 1999, subject to the provisions of
Article 2.2 hereof.

         2.2 In the event the Leased Premises are delivered to Tenant prior to or after May 1, 1999, the Term shall commence on the first day of the next succeeding month following delivery of possession to Tenant (the "Commencement Date") and shall continue for the Term thereafter. Tenant shall, however, pay to Landlord a sum equal to the pro rata share of one (1) month's Rent for that portion of the month from the date of delivery of the Leased Premises through the Commencement Date. During said period of partial monthly occupancy, if any, all

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other terms and conditions of the Lease shall be applicable. The last day of the Term shall be called the "Expiration Date".

         2.3 Tenant will execute, within ten (10) days of Landlord's request an estoppel letter, certifying among other things the Commencement Date and Expiration Date of the Lease, status of current Rent payments by Tenant, and any other pertinent information as may be reasonably required by Landlord.

     3. RENT

         3.1 Tenant covenants and agrees to pay annual rent ("Base Rent") as follows:

               (a) (During the first (1st) through third (3rd ) months of the Term, Tenant shall not be responsible to pay any installment of Base Rent Tenant shall, however, be responsible for the payment of all Additional Rent required during said three (3) month period.

               (b) During the fourth (4th) through sixty third (63rd ) months of the Term, tenant shall pay Base Rent of TWO HUNDRED NINETY SEVEN THOUSAND FIVE HUNDRED AND 00/100 ($297,500.00) DOLLARS per annum, in equal installments of TWENTY FOUR THOUSAND SEVEN HUNDRED NINETY ONE AND 67/100 ($24,791.67), DOLLARS per month).

               (c) During the sixty fourth (64th) through one hundred twenty third (123rd ) months of the Term, Tenant shall pay Base Rent of THREE HUNDRED FORTY TWO THOUSAND ONE HUNDRED TWENTY FIVE AND 00/100 ($342,125.00) DOLLARS per annum, in equal installments of TWENTY EIGHT THOUSAND FIVE HUNDRED TEN AND 4 2/100 ($28,510.42) DOLLARS per month.

               (d) All of the foregoing payments of Base Rent shall be made promptly in advance on the first day of each and every month during the Term, without demand and without off-set or deduction, together with such Additional Rent required to be paid by Tenant as hereinafter set forth.

         3.2 All sums payable by Tenant pursuant to the Lease, except for Base Rent, shall be Additional Rent. Tenant shall reimburse Landlord for Tenant's Percentage of Landlord's total expense incurred in operating, managing, maintaining, repairing and replacing the Property including, but not limited to, the following items:

               (a) real estate taxes (Article 8);

               (b) the cost of maintenance, repair and replacement services, including management fees (Article 6);

               (c) utility charges (Article 7); and

               (d) insurance carried by Landlord (Article 9).

All Additional Rent payments by Tenant shall be received by Landlord within thirty (30) days of receipt by Tenant of Landlord's invoice therefore, except for real estate taxes, which shall be

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paid with the Base Rent, as set forth in Article 8. All invoices delivered to
Tenant shall contain a breakdown of the required charges and backup invoices or documentation.


     In addition to the aforementioned items, Additional Rent shall also include any payments required of Tenant pursuant to Articles 3.3, 11.2, 13.4, and 40.4, as well as all other items required to be paid by Tenant by the Lease.

         3.3 Any installment of Base Rent accruing hereunder which is not received by Landlord prior to the fifth (5th) day of any month (including Saturdays, Sundays and Holidays), or any Additional Rent which is not received by Landlord within thirty(30) days of Tenant's receipt of Landlord's invoice therefor shall bear a late charge of ten (10%) per cent of such amount, which amount shall be payable as Additional Rent hereunder. It is agreed that the foregoing late charge is not a penalty, but agreed upon compensation to Landlord for administrative and mortgage costs incurred by Landlord in connection with any such late payment. In addition, any payment of Base Rent or Additional Rent which is not paid within thirty (30) days of the due date shall require the payment of interest of one and one-half (1 1/2%) percent per month, calculated from the date that such payment was due through the date that payment is received.

         3.4 Upon execution of the Lease Tenant shall pay the first (1st) monthly installment of Base Rent and real estate taxes.

     4. CONDITION OF LEASED PREMISES

         4.1 Tenant shall take the Leased Premises and improvements as of the Commencement Date in an "as is" condition, except that Landlord shall install leasehold improvements within the Leased Premises in accordance with the Plan which is annexed hereto as Schedule "B". The office area of the Leased Premises shall be finished with building standard office finishes.

         4.2 Tenant shall be responsible to obtain Certificate of Occupancy (or other required permit) permitting Tenant's use and occupancy of the Leased Premises in accordance with Article 5 hereof. Landlord agrees that it shall cooperate with Tenant in connection with Tenant's application for its certificate of occupancy.

     5. USE

         5.1 Tenant shall use and occupy the Leased Premises for office and warehousing purposes only, which use by Tenant, however, shall be expressly subject to all applicable zoning ordinances and governmental rules and regulations.

         5.2 The Leased Premises shall not be used for the storage of flammable, hazardous or toxic materials. Tenant is prohibited from using the Leased Premises for manufacturing purposes.

     6. REPAIRS AND MAINTENANCE

         6.1 Landlord, shall make all structural repairs to the exterior walls, structural steel, foundation and roof of the Building, provided that any damage to the foregoing. is not

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caused by the negligence of Tenant, its servants, employees, invitees or agents, in which case said damage shall be repaired at the sole cost and expense of Tenant. Landlord shall, at the sole cost and expense of Tenant, undertake the maintenance of the roof and the maintenance, repair and replacement of the roof leaders, flashings, metal gravel stops and drains; Tenant shall reimburse Landlord for Tenant's Percentage of any cost attributable to the foregoing, as set forth in Article 3.2. Landlord shall be responsible, for the repair and replacement of the roof during the Term.

         6.2 Tenant shall, except as provided in Articles 6.1 and 6.3, take good care of the Leased Premises and, at its cost and expense, maintain, repair and replace, as necessary, the interior and exterior of the Leased Premises, including, all building systems, fixtures, equipment and utility lines serving the Leased premises. Tenant shall, at Expiration Date, deliver up the Leased Premises in good order and condition, damages by the elements, ordinary wear and tear excepted. Landlord shall enter into a maintenance agreement with a HVAC contractor designated by Landlord, to provide for six (6) inspections per year. Tenant shall reimburse Landlord for the full cost of said maintenance agreement. Tenant agrees that it shall not cause or permit any waste (other than reasonable wear and tear), damage or disfigurement to the Leased Premises, or any overloading of the floors of the Building.

         6.3 Tenant shall reimburse Landlord for Tenant's Percentage of the total expense of maintaining, repairing and replacing the lawns, lawns sprinkler system, shrubbery, driveways, sidewalks, parking and loading areas (including snow removal) of the entire Property, as set forth in Article 3.2. In addition to the above, Tenant shall pay Landlord a management fee in the amount of three (3%) percent of Tenant's Base Rent payments. Tenant shall, at its sole cost and expense, keep the steps adjacent to the Leased Premises free and clear of ice, snow and debris.

     7. UTILITIES

         Tenant shall, at its own cost and expense, pay all utility meter and service charges (which are separately metered), janitorial and garbage disposal service. Tenant shall pay to Landlord, as Additional Rent, Tenant's Percentage of sewer, ordinary water usage, lawn sprinkler water charges, and standby sprinkler charges, and exterior lighting.

     8. TAXES

         8.1 Tenant shall pay, as Additional Rent, together with the Base Rent payable under Article 3.l,[one.-twelfth (1/12th of Tenant's Percentage of all real estate taxes assessed against the Property for land, Building and improvements, including such added assessment or omitted assessment which may be levied against the Property for the year 1999, et seq., said obligation to be prorated as of the Commencement Date and the Expiration Date. In addition Tenant shall pay Tenant's Percentage of any levy for the installation of local improvements affecting the Property as may be assessed by any governmental boards or bureaus having jurisdiction thereof. Any assessment or imposition for capital or public improvements which shall be payable by law at the option of the taxpayer in installments, may be so paid by Tenant in installments, as to Tenant's Percentage thereof, together with any required interest. Landlord represents that it has no knowledge of any pending or threatened work which would result in any such assessment of imposition for capital or public improvements. The real estate tax obligation of Tenant hereinabove set forth shall include Tenant's Percentage of any tax or imposition levied by any governmental authority, agency or subdivision thereof having jurisdiction applicable to parking lot usage. Landlord shall furnish to Tenant the annual real estate tax bill and a breakdown of Tenant's Percentage thereof. In the event of any change in real estate taxes which shall require an adjustment of increase or decrease in Tenant's annual tax obligation, such difference shall be adjusted by Landlord and Tenant annually during the month of August of each Lease year, or as soon thereafter as is reasonably practicable.

         8.2 In the event Landlord wishes to contest any assessment or levy of taxes on the Property, said contest may include other real property owned by Landlord. In the event of any reduction or rebate of taxes which is paid to Landlord, Tenant shall be credited with Tenant's Percentage thereof, after deducting the costs and expenses incurred by Landlord in contesting or litigating said assessment, provided that Tenant has previously paid that portion of the taxes being rebated. Tenant shall have no right to file any tax appeal affecting the Property.

         8.3 If the method or scope of taxation prevailing at the Commencement Date shall be altered, modified or enlarged so as to cause the method of taxation to be changed, so that in substitution for the real estate taxes now assessed there may be, in whole or in part, a capital levy or other imposition based on the value of the Property, or the rents received therefrom, or some other form of assessment based on some other valuation of the Property, then such substituted tax or imposition shall be payable and discharged by Tenant pro rata in the manner required pursuant to such law promulgated, and as required by the Lease.

         8.4 Nothing in this Lease shall require Tenant to pay any franchise, estate, inheritance, succession, capital levy or transfer tax of Landlord, or Federal Income Tax, State Income Tax, or excess profits or revenue tax, unless such taxes are in substitution for real estate taxes as a result of a change in the manner and scope of taxation as provided in Article 8.3.

     9. INSURANCE

         9.1 Landlord will, at the pro rata cost and expense of Tenant, obtain for the benefit of Landlord, fire insurance on an "all risk" basis, including flood and earthquake (if obtainable) in an amount and value equivalent to the full replacement value of all the insurable improvements located on the Property, (inclusive of air-conditioning system, if requested by Tenant in writing), Said insurance shall not be less than the amount of any first mortgage which may be placed on the Property by Landlord and shall be in such form as the mortgagee may reasonably require. Landlord shall have the right from time to time to determine the full replacement value as may be required to comply with full replacement insurance requirements. The insurance policy shall include casualty rent insurance payable to and insuring the interest of Landlord as to the value of one (1) year's Rent (inclusive of real estate taxes and applicable insurance premiums). The fire insurance policy shall contain a deductible provision in the amount of TWO THOUSAND FIVE HUNDRED AND 00/100 ($2,500.00) DOLLARS, or such higher amount as may be imposed by Landlord's insurance carrier. In the event of fire or casualty as contemplated by Article 14 hereof, Tenant shall pay to Landlord a sun equal to an amount up to Tenant's pro rata portion of said deductible amount, on demand, to cover such loss or damage, based upon that portion of the Leased Premises which is damaged as compared to all of the premises in the Building which are damaged.

         9.2 Tenant, at its sole cost and expense, carry general public liability insurance of FIVE MILLION AND 00/100 ($5,000,000.00) DOLLARS, combined single limit for personal injury and property damage. Tenant's liability insurance policy shall (i) name as additional insureds Landlord and Landlord's mortgagees, as their interests may appear under this Lease, and (ii) be written on a form reasonably satisfactory to Landlord by an insurance company licensed and admitted to do business in the State of New Jersey, having an A-7 rating or better by AN Best. Tenant shall furnish to Landlord a certificate of said liability insurance on the Commencement Date hereunder and shall provide updated certificates of said insurance upon the renewal of any such policy.

         9.3 Landlord shall obtain liability insurance applicable to the Property, which policy shall have the same coverage as hereinabove provided in
Article 9.2.

         9.4 All policies of insurance shall contain a clause that the same shall not be canceled except on thirty (30) days' written notice to any and all parties in interest.

         9.5 Each party, in connection with insurance policies required to be furnished as required by the Lease, or in connection with insurance policies which they obtain insuring such insurable interest as Landlord or Tenant may have in its own properties, whether personal or real, shall expressly waive any right of subrogation on the part of the insurer against Landlord or Tenant as the same may be applicable, which right to the extent not prohibited or violative of any such policy is hereby expressly waived, and Landlord and Tenant each mutually waive all right of recovery against each other, their agents, or employees for any loss, damage or injury of any nature whatsoever to property for which either party is required by this Lease to carry insurance.

         9.6 Tenant shall pay to Landlord Tenant's Percentage of the cost of all insurance to be carried by Landlord hereunder, except Tenant shall pay the full premium for casualty rent insurance attributable to Tenant's Leased Premises, as Additional Rent and as set forth in Article 3.2. Landlord shall forward to Tenant a Certificate of Insurance.

         9.7 In the event Tenant's use of the Leased Premises shall cause an increase in insurance premiums solely due to the conduct of Tenant's business, then and in that event, Tenant shall pay, within thirty (30) days, such excess premium costs. Landlord shall furnish to Tenant such collaborating data as may be required to establish the basis for such additional premium charge.

     10. SIGNS

         Landlord, at Tenant's sole cost and expense, shall install a sign at the entrance to the Leased Premises, on the directory sign serving the property, and on the back door of the Leased Premises. The said signs shall comply with the applicable rules and regulations of the applicable governmental boards and bureaus having jurisdiction thereof. The erection of such sign shall not cause any structural damage to the Building. No other exterior signage shall be permitted to Tenant. Tenant hereby agrees that it shall pay Landlord to remove all of its signage upon the Expiration Date or earlier termination of this Lease, and Tenant shall restore any portion of the Leased Premises, the Building or the Property which is damaged by the removal of any such sign.

     11. FIXTURES

         11.1 Tenant is given the right of installing and removing property, equipment and fixtures in the Leased Premises during the Term. However, if Tenant is in default and moves out, or is dispossessed, and fails to remove any property, equipment and fixtures or other property prior to any such dispossession or removal, the said property, equipment and fixtures or other property shall be deemed at the option of Landlord to be abandoned; or in lieu thereof, Landlord may remove such property and charge the reasonable cost and expense of removal and storage or disposal of the same to Tenant.

         11.2 Tenant may install, connect and operate equipment as may be deemed necessary by Tenant for its business, subject to compliance with applicable rules and regulations of governmental boards and bureaus having jurisdiction thereof. The machinery, fixtures and equipment belonging to Tenant shall at all times be considered and intended to be personal property of Tenant, and not part of the Building, and subject to removal by Tenant, provided at the time of such removal, that Tenant is not in default pursuant to the Lease, and that Tenant, at its own cost and expense, pays for any damage to the Leased Premises and the Building caused by such removal.

     12. GLASS

         Landlord shall replace any broken glass in the windows or other apertures of the Leased Premises which may become damaged or destroyed, at Tenant's sole cost and expense.

     13. ASSIGNMENT AND SUBLETTING

         13.1 Tenant shall neither assign this Lease nor sublet all or any portion of the Leased Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld, subject to Landlord's rights hereinafter provided in Article 13.4. Landlord may withhold such consent if, in the reasonable exercise of its judgment, it determines that any of the following conditions are applicable:

               (a) the proposed assignee's or subtenant's financial condition is not sufficient to meet its obligations undertaken in such assignment or sublease;

               (b) the proposed use of the Leased Premises is not appropriate for the Building or in keeping with the character of its existing tenancies ;

               (c) such assignee's or subtenant's occupancy will cause an excessive density of traffic or make excessive demands on the Building's services, maintenance or facilities;

               (d) such assignee or subtenant is a tenant of and is vacating premises in the Building or any other building owned by or through the persons constituting Landlord hereunder, including any entity in which Landlord' s principals are majority stockholders, members or partners, and any affiliates, subsidiaries or parent of such entity;

               (e) the rental obligation of such assignee or subtenant would be less than Tenant's rental obligations hereunder;

               (f) less than ninety (90%) per cent of the Building's rentable area is then rented; or

               (g) Landlord wishes to accept the offer as provided in Article 13.4.

         13.2 Any request by Tenant for Landlord's consent to an assignment of the Lease shall state the proposed assignee's address and be accompanied by a profit and loss and balance statements of the proposed assignee for the prior three (3) years, as well as duplicate original of the instrument of assignment (wherein the assignee assumes, jointly and severally with Tenant, the performance of Tenant' s obligations hereunder).

         13.3 Any request by Tenant for Landlord's consent to a sublease shall state the proposed subtenant's address and be accompanied by profit and loss and balance statements of the proposed subtenant for the prior three (3) years, as well as a duplicate original of the instrument of sublease (wherein Tenant and the proposed subtenant agree that such sublease is subject to the Lease and such subtenant agrees that, if the Lease is terminated because of Tenant's default, such subtenant shall, at Landlord' s option, attorn to Landlord).

         13.4 Any request by Tenant for Landlord's consent to an assignment of the Lease or a sublease of all or substantially all of the Leased Premises shall clearly set forth the proposed terms of such proposed assignment or sublease and shall constitute Tenant's offer to cancel the Lease. Landlord may accept such offer by notice to Tenant within forty five (45) days after Landlord's receipt thereof, in which event, the Lease shall terminate as of the end of the month following the month in which Landlord's notice is sent (with the same effect as if such date were the Expiration Date), Rent shall be apportioned to such date, Tenant shall surrender the Leased Premises on such date as herein provided, and subject to payment of required Lease adjustments, the parties shall thereafter have no further liability one to the other. If Landlord fails to send such notice, Tenant, within twenty (20) days after the expiration of such forty five
(45) day period, may assign the Lease or sublet all or substantially all of the Leased Premises to the proposed assignee or subtenant and upon the terms specified in such request, subject, however, to Landlord's rights under Article 13.1(a) through (f). In any event, Tenant shall pay to Landlord, as Additional Rent, all amounts received by Tenant from the assignee or subtenant in excess of the Rent payable by Tenant hereunder.

         13.5 In the event of a permitted assignment, Landlord may collect Rent directly from the assignee. In the event of a permitted sublease, Landlord may, if Tenant defaults hereunder, collect Rent directly from the subtenant. Landlord may apply any amounts so collected to the Rent due hereunder without thereby waiving any provisions hereof or releasing Tenant from liability for the performance of its obligations hereunder.

         13.6 Landlord's consent to any assignment or sublease hereunder shall not be deemed a consent to any further proposed assignment or sublease by Tenant or any one claiming under or through Tenant, except in accordance with this
Article 13.

         13.7 In no event shall the Lease be assigned or the Leased Premises be sublet for any use other than that permitted to Tenant, or for any use including the storage of flammable liquids, or hazardous or toxic substances, or any facility conducting experiments or testing on animals, without Landlord's prior written approval, which approval Landlord may withhold in its sole and absolute discretion.

     14. FIRE AND CASUALTY

         14.1 In case of any damage to or destruction of the Building or the Leased Premises by fire or other casualty occurring during the Term which is not covered by the insurance required by Article 9.1, or which cannot be repaired within one hundred fifty (150) days from the happening of such casualty, then the Term hereby created shall, at the option of either party, upon written notice to the other party, cease and become null and void from the date of such destruction or damage. Landlord shall notify Tenant within thirty (30) days from the happening of such fire or casualty as to whether or not the Leased Premises can be restored within the aforementioned one hundred fifty (150) day period. If neither party shall elect to cancel this Lease within the thirty (30) day period hereinabove provided, Landlord shall thereupon repair and restore the Leased Premises with reasonable speed and dispatch, and the Rent shall not be accrued after said damage or while the repairs and restorations are being made, but shall recommence immediately after said Leased Premises are restored. Landlord shall be obligated to restore the Leased Premises only to the extent of such cost as will be equivalent to the proceeds received by Landlord pursuant to the fire insurance coverage to be provided to Landlord as in Article 9 provided. If the insurance proceeds are not sufficient to restore the Leased Premises to substantially the same condition which they were in prior to the casualty, then Landlord shall have a period of thirty (30) days within which to determine whether to terminate the Term hereby created. In the event of cancellation in accordance with this Article, Tenant shall immediately surrender the Leased Premises and Tenant's interest in said Lease to Landlord, and Tenant shall only pay Rent to the time of such destruction or damage, in which event, Landlord may re-enter and repossess the Leased Premises thus discharged from this Lease and may remove all parties therefrom.

         14.2 In the event of any other insured casualty, which shall be repairable within one hundred fifty (150) days from the happening of such damage or casualty, Landlord shall repair and restore the Leased Premises with reasonable speed and dispatch, and the Rent shall abate and be equitably apportioned as the case may be as to any portion of the Leased premises which shall be unfit for occupancy by Tenant, or which cannot be used by Tenant so as to conduct its business. The payment of Rent, however, shall recommence immediately upon restoration of the Leased Premises to substantially the same condition which existed prior to such damage or casualty.

         14.3 Nothing hereinabove contained with respect to Tenant's right to abate Rent under proper conditions shall be construed to limit or affect Landlord's right to payment under any claim for damages covered by the casualty rent insurance policy to be provided pursuant to Article 9 of this Lease.

         14.4 For the purposes of this Article 14, in determining what constitutes reasonable speed and dispatch, consideration shall be given for delays which would be excuses for non-performance as in Article 27 hereinafter provided (Force Majeure).

         14.5 In the event of such fire or casualty as above provided, wherein Landlord shall rebuild, Tenant agrees, at its cost and expense, to forthwith remove any and all of its equipment, fixtures, stock and personal property as the same may be required to permit Landlord to expedite rebuilding and/or repair. Tenant shall assume at its sole risk the responsibility for damage or security with respect to such property in the event the Building area where the same may be located has been damaged, until the Building shall be restored and made secure.

         14.6 Wherever reconstruction shall be undertaken, in the event of damage or casualty as in this Article 14 provided, Landlord shall prosecute such reconstruction with reasonable speed and dispatch. In the event, however, such reconstruction or repair shall not be completed within seven (7) months from the date of such damage or casualty, Tenant shall have the option at the expiration of the seven (7) month period to terminate the Lease by notice to Landlord. In the event of such termination, neither party shall thereafter have any further liability, one to the other, in accordance with the terms and conditions of the Lease.

     15. COMPLIANCE WITH LAWS, RULES AND REGULATIONS

         15.1 (i) Tenant agrees that it will promptly, at Tenant's cost and expense, execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and City Government and of any and all their departments and bureaus, applicable to the Leased Premises, as the same may require correction, prevention and abatement of nuisances, violations or other grievances, in, upon or connected with the Leased Premises, arising from the operations of Tenant therein.

               (ii) Tenant agrees, at its own cost and expense, to comply with such regulations or requests as may be required by the fire or liability insurance carriers providing insurance for the Leased Premises, and will further comply with such other requirements that may be promulgated by the Board of Fire Underwriters, in connection with the use and occupancy by Tenant of the Leased Premises in the conduct of its business.

               (iii) Tenant agrees that it will not commit any nuisance, nor permit the emission of any objectionable sound, noise or odors which would be violative of any applicable governmental rule or regulation or would per se create a nuisance. Tenant further agrees that it will handle and dispose of all rubbish, garbage and waste in connection with Tenant's operations in the Leased Premises in accordance with reasonable regulations established by Landlord from time to time in order to keep the Leased Premises in an orderly condition and in order to avoid unreasonable emission of dirt, fumes, odors or debris which may constitute a nuisance or induce pests or vermin.

         15.2 In case Tenant shall fail or neglect to comply with the aforesaid statutes, ordinances, rules, orders, regulations and requirements or any of them, or in case Tenant shall neglect or fail to make any necessary repairs, then Landlord or Landlord's agents may after ten (10) days' notice (except for emergency repairs, which may be made immediately) enter said Leased Premises and make said repairs and comply with any and all of the said statutes, ordinances, rules, orders, regulations or requirements, at the cost and expense of Tenant and in case of Tenant's failure to pay therefor, the said cost and expense shall be Additional Rent, or Landlord may deduct the same from the balance of any sum remaining in Landlord's hands. This provision is in addition to the right of Landlord to terminate this Lease by reason of any default on the part of Tenant.

         15.3 Tenant agrees to fully comply with the provisions of the New Jersey Industrial Site Recovery Act (N.J.S.A. l3:1K-6, et seq.) hereinafter referred to as "ISRA", and all regulations promulgated thereto (or under its predecessor statute, the New Jersey Environmental Cleanup Responsibility Act) prior to the Expiration Date or earlier termination of the Lease, or at any time that any action of Tenant triggers the applicability of ISRA. Tenant agrees that it shall comply with the provisions of ISRA in the event of any "closing, terminating or transferring" of Tenant's operations, as defined by and in accordance with the regulations which have been promulgated pursuant to ISRA. In the event evidence of such compliance is not delivered to Landlord prior to the Expiration Date or earlier termination of the Lease Tenant shall be liable to pay to Landlord an amount equal to two times the Base Rent then in effect, prorated on a monthly basis, together with Additional Rent until such time as evidence of compliance with ISRA has been delivered to Landlord, and together with any costs and expenses incurred by Landlord in enforcing Tenant's obligations under this Article 15.3. Evidence of compliance, as used herein, shall mean a "letter of non-applicability" issued by the New Jersey Department of Environmental Protection, hereinafter referred to as "NJDEP", or an approved "no further action letter" or a "remediation action workplan" which has been fully implemented and approved by NJDEP. Evidence of compliance shall be delivered to Landlord, together with copies of all submissions made to, and received from, the N3DEP, including all environmental reports, test results and other supporting documentation. In addition to the above, Tenant hereby agrees that it shall cooperate with Landlord in the event of the termination or expiration of any other lease affecting the Property, or a transfer of any portion of the property indicated on schedule "A", or any interest therein, which triggers the provisions of ISRA. In such case, Tenant agrees that it shall fully cooperate with Landlord in connection with any information or documentation which may be requested by the NJDEP. In the event that any remediation of the Property is required in connection with the conduct by Tenant of its business in the Leased Premises, Tenant agrees that it shall be responsible for that portion of said remediation which is attributable to Tenant's use and occupancy thereof. Tenant's Standard Industrial Classification No. is ___________, and Tenant shall not generate, manufacture, refine, transport, treat, store, handle or dispose of "hazardous substances" as the same are defined under ISRA and the regulations promulgated pursuant thereto. Tenant agrees that it shall promptly inform Landlord of any change in its SIC number or the nature of the business to be conducted in the Leased Premises. Landlord hereby agrees that it shall indemnify, defend and save harmless Tenant from and against any and all claims or liabilities incurred in connection with the environmental condition of the Leased Premises existing as of the Commencement Date hereunder. The within covenants shall survive the Expiration Date or earlier termination of the Lease.

     16. INSPECTION BY LANDLORD

         Landlord's agents, and other representatives, shall have the right, during normal business hours, to enter into and upon the Leased Premises, or any part thereof, at all reasonable hours for the purpose of examining the same, or for exhibiting the same to prospective tenants ~during the last twelve (12) months of the Term, or at any time that Tenant is in default hereunder] and purchasers (at all times) in the presence of a representative of Tenant (except in the event of emergency) or making such repairs or alterations therein as may be necessary for the safety and preservation thereof, without unduly or unreasonably disturbing the operations of Tenant (except in the event of emergency).

     17. DEFAULT BY TENANT

         17.1 Each of the following shall be deemed a default by Tenant and breach of this Lease:

         (1) (i) filing of a petition by Tenant for adjudication as a bankrupt, or for reorganization, or for an arrangement under any federal or state statute;

             (ii) dissolution or liquidation of Tenant;

             (iii) appointment of a temporary or permanent receiver or a temporary or permanent trustee of all or substantially all the property of Tenant;

             (iv) taking possession of the agency pursuant to statutory authority for dissolution, rehabilitation, reorganization or liquidation of Tenant;

             (v) making by Tenant of an assignment for the benefit of creditors; or

             (vi) abandonment, desertion or vacation of the Leased Premises by Tenant.

If any event mentioned in this subdivision (1) shall occur, Landlord may thereupon or at any time thereafter elect to cancel this Lease by ten (10) days' notice to Tenant, and this Lease shall terminate on the day in such notice specified with the same force and effect as if that date were the Expiration Date.

         (2) (i) Default in the payment of Base Rent or Additional Rent herein reserved or any part thereof for a period of seven (7) days after the Same is due and payable as in this Lease required.


             (ii) A default in the performance of any other covenant or condition of this Lease on the part of Tenant to be performed for a period of thirty (30) days after notice. For purposes of this subdivision (2) (ii) hereof, no default on the part of Tenant in performance of work required to be performed or acts to be done or conditions to be modified shall be deemed to exist if steps shall have been commenced by Tenant diligently after notice to rectify the same and shall be prosecuted to completion with reasonable diligence, subject, however, to unavoidable delays.

         17.2 In case of any such default under Article 17.1(2) and at any time thereafter following the expiration of the respective grace periods above mentioned, Landlord may serve a notice upon Tenant electing to terminate this Lease upon a specified date not less than five (5) days after the date of serving such notice and this Lease shall then expire on the date so specified as if othat date has been originally fixed as the Expiration Date of the Term; however, a default under Article 17.1(2) hereof shall be deemed waived if such default is made good before the date specified for termination in the notice of termination served on Tenant.

         17.3 In case this Lease shall be terminated as hereinbefore provided, or by. summary proceedings or otherwise, Landlord or its agents may, immediately or any time thereafter, reenter and resume possession of the Leased Premises or such part thereof, and remove all persons and property therefrom, either by summary proceedings or by a suitable action or proceeding at law without being liable for any damages, provided any entry pursuant to the foregoing shall be in accordance with law. No re-entry by Landlord shall be deemed an acceptance of a surrender of this Lease.

         17.4 In case this Lease shall be terminated as herein provided, or by summary proceedings or otherwise, Landlord may, in its own name and in its own behalf, relet the whole or any portion of the Leased Premises, for any period equal to or greater or less than the remainder of the Term, for any sum which it may deem reasonable, to any tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate, and in connection with any such lease Landlord may make such changes in the character of the improvements on the Leased Premises as Landlord may determine to be appropriate or helpful in effecting such lease, including removal of oTenant Improvements which are not required for another tenant, and Landlord may grant concessions or free Rent. Landlord agrees that it will take reasonable steps to mitigate Tenant's damages. It is agreed that Landlord, by listing the Leased Premises for lease with a recognized real estate broker doing business in the Middlesex County, New Jersey area, shall be conclusive proof of Landlord's reasonable efforts to mitigate Tenant's damages. Landlord shall not be required to pay Tenant any surplus of any suns received by Landlord on a reletting of the Leased Premises in excess of the Rent reserved in this Lease.

              17.5 (1) Whether or not this Lease be terminated by summary proceedings, or otherwise, as provided in this Article 17, and whether or not the Leased Premises be relet, Landlord shall be entitled to recover from Tenant, the following:

                   (i) a sum equal to all expenses, if any, including reasonable counsel fees, incurred by Landlord in recovering possession of the Leased Premises and/or in enforcing the tens and conditions of the Lease, and all reasonable costs and charges for the care of said Leased Premises while vacant, which damages shall be due and payable by Tenant to Landlord at such time or times as such expenses shallo have been incurred by Landlord; and

                   (ii) A sum equal to all damages set forth in this Article 17 and in Article 18 hereinafter referred to.

                   (2) Separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which, at the commencement of any such action, have then or theretofore become due and payable to Landlord under this Article 17 and subsections hereof without waiting until the end of the then current term.

                   (3) All amounts payable by Tenant to or on behalf of Landlord under the Lease, whether or not expressly denominated as Rent, shall constitute Rent for the purposes of section 502(b)(6)of the Bankruptcy Code, 11 U.S.C.
Section 502(b) (6), or any successor statute.

     18. LIABILITY OF TENANT FOR DEFICIENCY

         In the event that the relation of Landlord and Tenant may cease or terminate by reason of the default by Tenant and the re-entry of Landlord as permitted by the Lease or by the ejectment of Tenant by summary proceedings or other judicial proceedings, or after the abandonment of the Leased Premises by Tenant, Tenant shall remain liable to pay in monthly payments the Rent which shall accrue subsequent to the re-entry by Landlord, and Tenant agrees to pay as damages for the breach of the covenants herein contained the difference between the Rent reserved and the rent collected and received, if any, by Landlord, during the remainder of the Term, as the amount of such difference or deficiency shall from time to time be ascertained.

     19. NOTICES

         All notices required or permitted to be given to Landlord or Tenant shall be given by certified mail, return receipt requested, or by overnight courier, at the addresses hereinbefore set forth on the first page of the Lease, and/or such other place as Landlord or Tenant may designate in writing, with a copy of any notice to Landlord being delivered by regular mail to EPSTEIN, BROWN, MARKOWITZ & GIOIA, ESQS., Attention: ROBERT K. BROWN, ESQ., 245 Green village Road, P.O. Box 901, Chatham Township, New Jersey 07928.

     20. NON-WAIVER BY LANDLORD

         The failure of Landlord to insist upon strict performance of any of the covenants or conditions of this Lease, or to exercise any option of Landlord herein conferred in any one or more instances, shall not be construed as a waiver by Landlord of any of its rights or remedies in this Lease, and shall not be construed as a waiver, relinquishment or failure of any such covenants, conditions, or options, but the same shall be and remain in full force and effect.

     21. RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS

         21.1 Tenant may make alterations, additions or improvements to the Leased Premises only with the prior written consent of Landlord, which shall not be unreasonably withheld, provided such alterations, additions or improvements do not require structural changes in the Leased Premises, or do not lessen the value of the Leased Premises or the Building. Any consent which Landlord may give shall be conditioned upon Tenant furnishing to Landlord, detailed plans and specifications with respect to any such changes, to be approved by Landlord in writing. As a condition of such consent, Landlord reserves the right to remove, at Tenant's sole cost and expense, any such alterations or additions prior to the Expiration Date of the Lease. If Landlord does not require such removal, any such alterations or additions shall be deemed to be part of the realty upon installation. All such alterations, additions or improvements shall be only in conformity with applicable governmental and insurance company requirements and regulations applicable to the Leased Premises. Landlord reserves the right to require the Tenant to use Landlord's designated contractors in the event of any changes to the mechanical, electrical, or fire safety systems serving the Leased Premises. Tenant shall hold and save Landlord harmless and indemnify Landlord against any claim for damage or injury in connection with any of the foregoing work which Tenant may make as hereinabove provided.

         21.2 Nothing herein contained shall be construed as a consent on the part of Landlord to subject the estate of Landlord to liability under the construction Lien Law of the State of New Jersey, it being expressly understood that Landlord's estate shall not be subject to such liability.

     22. NON-LIABILITY OF LANDLORD

         22.1 Tenant shall assume all risk of damage to its property, equipment and fixtures occurring in or about the Leased Premises, whatever the cause of such damage or casualty.

         22.2 Landlord shall not be liable for any damage or injury to property or person caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of the Building, or from any damage or injury resulting or arising from any other cause or happening whatsoever, except for the negligence or willful misconduct of the Landlord or Landlord's agents, servants or employees.

     23. WARRANTY OF TITLE

         Landlord represents that it has title to the lands and premises which are the subject of this Lease and that it has the full right, capacity and authority to enter into the within Lease Agreement.

     24. RESERVATION OP EASEMENT

         Landlord reserves the right, easement and privilege to enter on the Leased Premises, Building and Property in order to install, at its own cost and expense, any storm drains and sewers and/or utility lines in connection therewith as may be required by Landlord. If such work as may be required by Landlord requires an installation which may displace any floor, paving, lawn, seeded area or shrubs or floor. Landlord, shall, at its own cost and expense, restore said paving, lawn, seeded area or shrubs. Landlord covenants that the foregoing work shall not unreasonably interfere with the normal operation of Tenant's business, and Landlord shall indemnify and save Tenant harmless in connection with such installations.

     25. AIR, GROUND AND WATER POLLUTION

         Tenant agrees to indemnify, defend, and save Landlord harmless against any claim, damage, liability, costs, penalties, or fines which Landlord may suffer as a result of air, ground or water pollution caused by Tenant in its use of the Leased Premises. Tenant agrees to notify Landlord immediately of any claim or notice served upon it with respect to any such claim Tenant is causing water, ground or air pollution; and Tenant, in any event, will take immediate steps to halt, remedy or cure any pollution of air, ground or water caused by Tenant by its use of the Leased Premises. This covenant shall survive the expiration or earlier termination of this Lease.

     26. FINANCIAL INFORMATION

         Tenant agrees to deliver, upon Landlord's written request, sufficient financial information to any proposed mortgagee of Landlord in order that said proposed mortgagee may properly evaluate the financial condition of Tenant in connection with any proposed mortgage loan affecting the Building.

     27. FORCE MAJEURE

         Except for the obligation of Tenant to pay Rent as in the Lease provided, the period of time during which Landlord or Tenant is prevented from performing any act required to be performed under this Lease by reason of fire, catastrophe, strikes, lockouts, civil commotion, acts of God or the public enemy, government prohibitions or preemptions, embargoes, inability to obtain material or labor by reason of governmental regulations or prohibitions, the act or default of the other party, or other events beyond the reasonable control of Landlord or Tenant, as the case may be, shall be added to the time for performance of such act. This provision shall not, however, be construed to extend the Term under any circumstances.

     28. STATEMENTS BY LANDLORD AND TENANT

         Landlord and Tenant agree, upon not less than ten (10) days' prior notice from the other, to execute, acknowledge and deliver to the party requesting same, a statement in writing, certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that it is not in default (or if claimed to be in default, stating the amount and nature of the default), specifying the dates to which the Base Rent and other charges have been paid in advance, if any, and setting forth the Commencement Date and Expiration Date hereunder; it being intended that any such statement delivered pursuant to this paragraph may be relied upon as to the facts contained therein.

     29. CONDEMNATION

         29.1 If due to condemnation or taking or seizure by any authority having the right of eminent domain, (i)any portion of the Leased Premises is taken, or (ii) in the event that more than twenty-five (25%) per cent of the Property is taken (including the parking areas, but exclusive of front, side and rear set back areas), or (iii) if access to the Leased Premises be denied, which taking in the manner hereinabove referred to and in excess of the foregoing percentage amounts shall unreasonably or unduly interfere with the use of the Building or parking area, or deny access to the Leased Premises, then and in any of such events as hereinabove provided, the Term shall, at the option of Tenant, terminate, cease and become null and void from the date when the authority exercising the power of eminent domain takes or interferes with the use of the Leased Premises, its use of the ground area, parking area, or area of access to the Leased Premises. Tenant shall only be responsible for the payment of Rent until the time of surrender. No part of Landlord's condemnation award shall belong to or be claimed by Tenant. Without diminishing Landlord's award, Tenant shall have the right to make a claim against the condemning authority for such independent claim which it may have and as may be allowed by law, for costs and damages due to relocating, moving and other similar costs and charges directly incurred by Tenant and resulting from such condemnation.

         29.2 In the event of any partial taking which would not be cause for termination of the within Lease or in the event of any partial taking in excess of the percentages provided in

Article 29.1, and in which event Tenant shall elect to retain the balance of the Leased Premises, the Rent shall abate in an amount mutually to be agreed upon between Landlord and Tenant based on the relationship that the character of the property taken bears to the property which shall remain after such condemnation. No part of Landlord's condemnation award shall belong to or be claimed by Tenant. However, Landlord shall, to the extent permitted by applicable law and as the same may be practicable on the site of the Leased Premises, at Landlord's sole cost and expense, promptly make such repairs and alterations in order to restore the Building, Property and/or improvements to the extent of the condemnation award.

     30. QUIET ENJOYMENT

         Landlord covenants that Tenant, on paying the Rent and performing the covenants and conditions contained in this Lease, shall and may peaceably and quietly have, hold and enjoy the Leased Premises for the Term.

     31. SURRENDER OF PREMISES

         On the Expiration Date or earlier permitted termination of the Lease, Tenant shall quit and surrender the Leased Premises in good and orderly condition and repair (reasonable wear and tear, and damage by fire or other casualty excepted) and shall deliver and surrender the Leased Premises to Landlord peaceably, together with all alterations, additions and improvements in, to or on the Leased Premises made by Tenant as permitted under the Lease. Landlord reserves the right at Tenant's cost and expense to remove any alterations or improvements installed by Tenant and not permitted or consented to by Landlord pursuant to the Lease, so as to restore the Leased Premises to the condition found at the inception of the Term, which covenant by Tenant shall survive the surrender and the delivery of the Leased Premises as provided hereunder. Tenant agrees that the Leased Premises shall be surrendered to Landlord in "broom clean" condition. Prior to the expiration of the Term, Tenant shall remove all of its property, fixtures, equipment and trade fixtures from the Leased Premises. All property not removed by Tenant shall be deemed abandoned by Tenant, and Landlord reserves the right to charge the reasonable cost of removal, storage and disposal of the same to Tenant, which obligation shall survive the Lease termination and surrender hereinabove provided. If the Leased Premises are not surrendered to Landlord at the end of the Term, Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Leased Premises.

     32. INDEMNITY

         Without limiting Tenant's obligation to provide insurance pursuant to
Article 9 hereunder, Tenant agrees that it will indemnify, defend and save harmless Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation reasonable attorneys' fees, which may be imposed upon or incurred by Landlord by reason of any of the following occurring during the term of this Lease:

         (i) Any matter, cause or thing arising out of Tenant's use, occupancy, control or management of the Leased Premises and any part thereof;

         (ii) Any negligence on the part of Tenant or any of its agents, contractors, servants, employees, licensees or invitees;

         (iii) Any accident, injury, damage to any person or property occurring in, or about the Leased Premises;

         (iv) Any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease on its part to be performed or complied with.

         (v) Subject to the exception set forth in Article 22.1, the foregoing shall not require indemnity by Tenant in the event of damage or injury occasioned by the negligence or acts of commission or omission of Landlord, its agents, servants or employees.

         Landlord shall promptly notify Tenant of any such claim asserted against it and shall promptly send to Tenant copies of all papers or legal process served upon it in connection with any action or proceeding brought against Landlord by reason of any such claim.

     33. SHORT_ FORM LEASE

         This Lease will not be recorded, but a short form lease, describing the property leased hereby, giving the term of this Lease, and making particular mention of any special clauses as herein contained, may be recorded by Landlord in accordance with the laws governing and regulating the recording of such documents in the State of New Jersey.

     34. LEASE CONSTRUCTION

         This Lease shall be construed pursuant to the laws of the State of New Jersey.

     35. BIND AND INURE CLAUSE

         The terms, covenants and conditions of the Lease shall be binding upon and inure to the benefit of each of the parties hereto, their respective executors, administrators, heirs, successors and assigns, as the case may be.

     36. DEFINITIONS

         The neuter gender, when used herein and in the acknowledgment hereafter set forth, shall include all persons and corporations, and words used in the singular shall include words in the plural where the text of the instrument so requires.

     37. NET RENT

         It is the purpose and intent of Landlord and Tenant that the Base Rent shall be absolutely net to Landlord, so that this Lease shall yield, net, to Landlord, the Base Rent specified in Article 3 hereof in each month during the Term, and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Leased Premises which may arise or become due during or out of the Term, shall be paid by Tenant, except for such obligations and charges as have otherwise expressly been assumed by Landlord in accordance with the Lease. Nothing herein shall require Tenant to undertake obligations in connection with the sale or mortgaging of the Leased Premises, unless otherwise expressly provided in accordance with the terms and conditions of this Lease.

     38. DEFINITION OF TERM OF "LANDLORD"

         When the term "Landlord" is used in this Lease it shall be construed to mean and include only the owner of the fee title of the Property. Upon the transfer by Landlord of the fee title hereunder, Landlord shall advise Tenant in writing of the name of Landlord's transferee. In such event, the then Landlord shall be automatically freed and relieved from and after the date of such transfer of title of all personal liability with respect to the performance of any of the covenants and obligations on the part of Landlord herein contained to be performed, provided any such transfer and conveyance by Landlord is expressly subject to the assumption by the grantee or transferee of the obligations of Landlord to be performed pursuant to the Lease.

     39. COVENANTS OF FURTHER ASSURANCES

         If, in connection with obtaining financing for the Building, the Mortgage Lender shall request reasonable modifications to this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or refuse its consent thereto, provided that such modifications do not in Tenant's reasonable judgment increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Leased Premises.

     40. LANDLORD'S REMEDIES

         40.1 The rights and remedies given to Landlord in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any of the others.

         40.2 In addition to any other legal remedies for violation or breach by or on the part of Tenant or by any undertenant or by anyone holding or claiming under Tenant or any one of them, of the restrictions, agreements or covenants of this Lease on the part of Tenant to be performed or fulfilled, such violation or breach shall be restrainable by injunction at the suit of Landlord.

         40.3 No receipt of money by Landlord from any receiver, trustee or custodian, debtor in possession, or any permitted subtenant, shall reinstate, continue or extend the term of this Lease or affect any notice theretofore given to Tenant, or to any such receiver, trustee or custodian, debtor in possession, or any permitted subtenant, or operate as a waiver or estoppel of the right of Landlord to recover possession of the Leased Premises for any of the causes therein enumerated by any lawful remedy; and the failure of Landlord to enforce any covenant or condition by reason of its breach by Tenant shall not be deemed to void or affect the right of Landlord to enforce the same covenant or condition on the occasion of any subsequent default or breach.

         40.4 Tenant shall reimburse Landlord for Landlord's reasonable attorney's fees incurred in enforcing the terms and conditions of this Lease on the part of the Tenant to be performed. Tenant further agrees to reimburse Landlord for Landlord's attorney's fees incurred in connection with the review by Landlord of any Landlord's waiver, assignment or sublet agreement or any other documentation reviewed by Landlord at Tenant's request.

     41. COVENANT AGAINST LIENS

         Tenant agrees that it shall not knowingly encumber, or suffer or permit to be encumbered, the Leased Premises or the Property by any lien, charge or encumbrance, and Tenant shall have no authority to mortgage or hypothecate this Lease in any way whatsoever.

     42. BROKERAGE

         The parties hereto mutually represent, one to the other, that neither party engaged the services of a real estate broker in connection with the negotiation and consummation of the within transaction. Landlord agrees to indemnify, defend and save harmless Tenant in connection with the claims of any real estate broker claiming commissions in connection with the within transaction and claiming authority from Landlord. Tenant agrees to indemnify, defend and save harmless Landlord in connection with the claims of any real estate broker claiming commissions in connection with the within transaction and claiming authority from Tenant.

     43. SUBORDINATION OF LEASE

         This Lease shall be subject and subordinate at all times to the lien of any mortgages or ground rents or other encumbrances now or hereafter placed on the Property without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination, but Tenant agrees to execute and deliver such further instruments evidencing such subordination of the Lease to the lien of any such mortgage or ground rent or other encumbrances as shall be desired by a mortgagee or proposed mortgagee or by any person. Tenant appoints Landlord the attorney in fact of Tenant irrevocably, to execute and deliver any such instrument or instruments for and in the name of Tenant.

     44. MUTUAL PARKING

         Tenant shall have the right to utilize forty (40) parking spaces on a non-exclusive basis with Landlord and Landlord's other tenants located in the Building. Landlord reserves the right to designate allocated parking spaces, if Landlord so chooses. The parties agree that they will not permit the access driveways to be blocked so as to unreasonably interfere with the use of said access driveways and parking area.

     45. LIMIT OF LANDLORD'S LIABILITY

         Tenant shall look solely to Landlord's estate in the Property for the enforcement of any judgment or decree requiring the payment of money to Tenant by reason of any default or breach by Landlord under this Lease. In no event shall there be any personal liability on the part of Landlord (or its individual members) beyond its interest in the Property and no other assets of

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

Landlord (or its individual members) shall be subject to levy, execution, attachment or any other legal process.

     46. ADJUSTMENT OF TENANT'S PERCENTAGE

         In the event that the Building is modified, enlarged or expanded so that the total square footage of said Building is more or less than 133,412 square feet, Tenant's Percentage for all Lease purposes shall be adjusted accordingly.

     47. SURVIVAL OF OBLIGATION

         In the event there are any obligations of Tenant with respect to payment or performance as required under the Lease that shall have not been performed prior to the Expiration Date or termination of the Lease in accordance with its terms, such obligation, including the obligation to make Rent adjustments and other Lease adjustments, shall survive the Expiration Date or termination of the Lease and surrender of the Leased Premises by Tenant to Landlord.

     48. SECURITY

         Upon execution of this Lease, Tenant shall deposit with Landlord the sum of SEVENTY NINE THOUSAND SIX HUNDRED EIGHTY SEVEN AND 00/100 ($79,687.00) DOLLARS)as security for the full and faithful performance of this Lease upon the part of Tenant, to be performed. Landlord agrees that it shall return the sum of TWENTY SIX THOUSAND FIVE HUNDRED SIXTY TWO AND 33/100 ($26,562.33) DOLLARS to Tenant at the expiration of the fifteenth (15th) month of the Term, provided that there has been no default by Tenant under the terms and conditions of this Lease, beyond applicable grace periods. Upon the Expiration Date, and providing Tenant is not in default hereunder and has performed all of the conditions of this Lease, Landlord shall return the balance of the security deposit then remaining in Landlord's hands to Tenant. It is agreed that the security deposit shall not bear interest. Tenant agrees that it will not assign, pledge, hypothecate, mortgage or otherwise encumber the aforementioned security during the Term. Landlord shall have the right to co-mingle the security funds with its general funds and said security shall not be required to be segregated.

     49. EXECUTION AND DELIVERY

         The submission of the within Lease by Landlord to Tenant for review and approval shall not be deemed an option to lease, an offer to lease, or a reservation of the Leased Premises in favor of Tenant, it being intended that no rights or obligations shall be created by Landlord or Tenant until the execution and delivery of the within Lease by Landlord and Tenant, one to the other.

     50. GUARANTY

         Morris Sutton, individually, has executed a Guaranty of Lease Agreement, a copy of which is annexed hereto, guarantying the obligations of the Tenant hereunder, in accordance with the terms and conditions of said Guaranty.)


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

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals or caused these presents to be signed by its proper corporate officers and caused its proper corporate seal to be hereunto affixed, the day and year first above written.


WITNESS:                                 60 RARITAN CENTER PARKWAY, L.L.C.


     /s/ Lori C. Russell                 By:      /s/ Joshua Adler (L.S.)
--------------------------------            ------------------------------------
                                            Joshua Adler, Manager


ATTEST:                                     MAJESCO SALES, INC.



     /s/ Lori C. Russell                By:      /s/ Jesse Sutton
--------------------------------            ------------------------------------

STATE OF NEW JERSEY      )
                         ) ss.:
COUNTY OF MIDDLESEX      )


     BE IT REMEMBERED, that on this 2nd day of February, 1999, before me the subscriber, LORI C. RUSSELL personally appeared JOSHUA ADLER who, I am satisfied, is a Manager of 160 RARITAN CENTER PARKWAY, L.L.C., a New Jersey Limited Liability Company, the Landlord mentioned in the within Instrument, and thereupon he acknowledged that he signed, sealed and delivered the same as his act and deed, for the uses and purposes therein expressed.


                                                         /s/ Lori C. Russell
                                                  ------------------------------

STATE OF NEW JERSEY       )
                          )  ss.:
COUNTY OF MIDDLESEX       )


     BE IT REMEMBERED, that on this 1st , day of February, 1999, before me, the subscriber LORI C. RUSSELL personally appeared JESSE SUTTON, who, I am satisfied, is the person who signed the within Instrument as President of MAJESCO SALES, INC., a New Jersey corporation, the Tenant named therein, and he thereupon acknowledged that the said instrument made by the corporation and sealed with its corporate seal, was signed, sealed with the corporate seal and delivered by him as such officer and is the voluntary act and deed of the corporation, made by virtue of authority from its Board of Directors.




                                                         /s/ Lori C. Russell
                                                  ------------------------------

                                GUARANTY OF LEASE
                                -----------------

     This Guaranty is made as of         , 1999, by Morris Sutton, as guarantor
("Guarantor"), having an address at           , to 160 Raritan Center Parkway,
L.L.C. ("Landlord"), having offices at 3000 Hadley Road, South Plainfield, New Jersey 07080.

     Simultaneously herewith MAJESCO SALES, INC. ("Tenant") has entered into a lease ("Lease") dated , 1999, with the Landlord covering premises ("Premises") known as 160 Raritan Center Parkway, Edison, New Jersey.

     As a material inducement to the Landlord to enter into the Lease with Tenant and in consideration for the Landlord doing so, the Guarantor is willing to guaranty performance under the Lease as provided below.

     NOW, THEREFORE, in consideration of the execution and delivery of the Lease and of other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged by Guarantor:

     The undersigned Guarantor does hereby personally, unconditionally, and absolutely agree to guarantee all of the obligations of Tenant to Landlord in the aforesaid Lease. At such time as the Leased Premises are surrendered "broom clean" to Landlord, which surrender shall be completed by Tenant's delivery to Landlord of the keys and acknowledgment of surrender, unconditionally, and free of any tenancy or occupancy, the liability of the Guarantor shall be limited to payment of all Base Rent, Additional Rent and other charges and fees due and accrued through date of surrender to Landlord as hereinabove described.

     This Guaranty shall not be terminated, modified, affected or impaired by reason of any extension, modification, or amendment of the Lease, to which Guarantor hereby consents.

     If more than one person signs this Guaranty as Guarantor, the liability of such Guarantors shall be joint and several. Consent to jurisdiction/choice of law under this agreement shall be governed by and construed in accordance with the laws of the State of New Jersey. This Guaranty is binding upon the Guarantor, and his successors and assigns. This Guaranty shall be for the benefit of the Landlord and its successors and assigns.

     IN WITNESS WHEREOF, the Guaranty has been duly executed by the Guarantor on the date first set forth above.


SWORN TO AND SUBSCRIBED
before me this 1st day of February, 1999


      /s/ Lori C. Russell                               /s/ Morris Sutton
---------------------------------              ---------------------------------
                                                        Morris Sutton



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